UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2023

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 Gateway Blvd., Suite 110

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CBAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2023, CymaBay Therapeutics, Inc. (the “Company”) executed a sublease agreement (the “Sublease”) with Meta Platforms, Inc. (the “Sublandlord”) under which the Company agreed to lease 52,416 square feet of space for its corporate headquarters to be located at 7601 Dunbarton Circle, Fremont, California 94555 (the “Building”). Under the Sublease, the Company assumed substantially all of Sublandlord’s rights as “Tenant” under a lease agreement dated May 1, 2018 (the “Lease”) by and between Sublandlord and the Overlandlord. The Overlandlord has consented to the sublease under the Lease. The term of the Sublease commenced on December 11, 2023 (the “Commencement Date”) and will expire March 31, 2032 (the “Term”) unless earlier terminated.

Under the Sublease, the base rent is abated for thirteen months after the Commencement Date (the “Abatement Period”). Following the expiration of the Abatement Period, the Company will pay a monthly base rent for the Building at an initial monthly rate of $55,362.50 for months 14 to 24, increasing to fixed monthly rates thereafter in accordance with Schedule 1 of the Sublease. The Company does not have any right to extend the Term of the Sublease or Lease.

Throughout the Term, the Company is responsible for paying certain costs and expenses, in addition to the rent, as specified in the Sublease, including maintenance costs, taxes, insurance and operating expenses. The Sublease and Lease include various covenants, indemnities, defaults, termination rights and other provisions customary for lease transactions of this nature. In addition, in the event of a cross-default related to another property leased by Sublandlord from Overlandlord, or a prohibited voluntary termination of the Lease by Sublandlord, the Overlandlord can terminate the Lease and Sublease and the Company would need to vacate the Building within six months. In such circumstances the Company would be able to proceed against the Sublandlord for damages. The Company has provided the Sublandlord with a security deposit in the form of a $428,273 letter of credit to secure the performance of the Company’s obligations under the Sublease. The Company is also entitled to receive from the Sublandlord tenant improvement reimbursements of up to $786,240.

The foregoing is a summary description of certain terms of the Sublease and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Sublease to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Paul Quinlan
Name:	Paul Quinlan
Title:	General Counsel

Dated: December 13, 2023